EXHIBIT 23
                                                                      ----------


                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-50703, 2-94699, 33-26823, 33-57879, 33-57881,
333-87275 and 333-50711) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-51423) of Westvaco Corporation of our report dated November 20, 2000 relating to the Westvaco Corporation financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.






PricewaterhouseCoopers LLP

New York, New York
December 20, 2001